Exhibit 21


                               Movie Gallery, Inc.

                              List of Subsidiaries


          Name of Subsidiary                             State of Incorporation
          ------------------                             -----------------------
          M.G.A., Inc.                                   Delaware
          Home Vision Entertainment, Inc.                Delaware
          Movie Time, Inc.                               Virginia
          Video World of Virginia, Inc.                  Delaware




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